                                                                    EXHIBIT 99.1

NEWS RELEASE

MEDIA CONTACT:
James Peters, 678 579 5266
David Payne, 678 579 6065


                                                                  (MIRANT LOGO)
INVESTOR CONTACT:
John Robinson, 678 579 7782
Carey Skinner, 678 579 3602

                                                                  April 30, 2003

                 MIRANT REPORTS 2002 RESULTS, COMPLETES REAUDITS

         ATLANTA - Mirant (NYSE: MIR) today announced that it has completed the annual audit of the company's 2002 financials, and the reaudits of its 2001 and 2000 financials. The company and its two registered subsidiaries, Mirant Mid-Atlantic LLC and Mirant Americas Generation LLC, have filed certified Forms 10-K with the Securities and Exchange Commission.

         Mirant reported a $2.4 billion net loss for 2002, or a loss of $6.06 per share. This compares to $409 million in restated net income for 2001, or $1.19 per diluted share.

         "With the completion of the 2002 audit and reaudits of 2001 and 2000, we end a period that has been very frustrating for our stakeholders, employees and management. This is a critical step in restoring confidence in Mirant," said Marce Fuller, president and chief executive officer. "Importantly, I am reaffirming that we have found no fraud associated with our prior financial statements. Now, we can turn our full attention to completing a successful refinancing of major debt maturities and returning Mirant to profitability and growth. I am optimistic that the aggressive actions we have taken over the last eighteen months position us to achieve these objectives."

         Mirant has stated that it is in discussions with its lenders regarding the refinancing of a substantial portion of the company's debt. In connection with these discussions, the company recently confirmed that it has received temporary waivers from its banks. Because of the uncertainty associated with its refinancing efforts, the company's independent auditors' report includes a "going concern" explanatory paragraph. Mirant anticipates that this paragraph should be removed if it successfully completes its proposed refinancing.

         Mirant's previously reported earnings for 2001 and 2000 decreased by a total of $188 million.The decrease is attributable in part to adjustments associated with previously disclosed items, such as its gas inventory error. The company cites a combination of complex accounting interpretations and accounting errors for the adjustments that resulted in the restatements. Mirant notes that many of the adjustments booked in the reaudit period related to timing differences primarily associated with the company's asset hedging and risk management activities.

Mirant Reports 2002 Results, Completes Reaudits                          Page 2


         2002 RESULTS

         - Total operating revenues for 2002 were $6.4 billion compared to $8.5 billion for 2001.

               - NOTE: These revenue levels reflect Mirant's adoption of the provisions of the Financial Accounting Standards Board's Emerging Issues Task Force Issue 02-03 with respect to netting revenues and expenses on energy marketing contracts.

         - Net cash provided by operating activities for 2002 was $580 million, compared to $140 million for 2001.

         - 2002 net income was $77 million for Mirant Americas Generation LLC, and $185 million for Mirant Mid-Atlantic LLC, both registered subsidiaries of Mirant.

         "Despite a very challenging year, Mirant accomplished key objectives," said Fuller. "We significantly restructured our operations, exited several markets around the world, sold assets, closed offices and terminated power plant developments. We took steps that will reduce annual operating expenses by more than $275 million, slashed capital expenditures and scaled back our energy marketing activities to focus on managing the risks around our assets."

         These combined actions resulted in large restructuring charges, substantial non-cash write downs, and a valuation allowance against the company's net deferred tax asset balance. The charges were partially offset by gains on sales of assets and investments of $370 million. The charges include:

     -   RESTRUCTURING CHARGE AND NON-CASH IMPAIRMENT LOSS OF $1.4 BILLION

         - Restructuring charges and impairment losses of $973 million represent costs to cancel equipment orders and service agreements, employee severance costs, and write-off of investments in cancelled and suspended projects. Such restructuring charges are estimated to reduce cash expenditures by approximately $1.9 billion between 2003 and 2005, and to reduce payroll costs by $78 million annually.

         - Impairment losses of $467 million represent the write-down of investments in minority-owned, foreign affiliates sold during the year.

    - NON-CASH PROVISION FOR INCOME TAX ON ACCUMULATED FOREIGN EARNINGS OF $468 MILLION

         - Recognition of additional deferred tax expense resulting from the company's strategic withdrawal from non-core international operations.

         - The provision allows Mirant to repatriate earnings from its overseas investments without having to book additional U.S. income tax, and should provide future book income benefits.

Mirant Reports 2002 Results, Completes Reaudits                          Page 3

     -   NON-CASH ASIA GOODWILL IMPAIRMENT OF $697 MILLION

     - Impairment of goodwill on Asia investments is attributable to selling various Asia assets, notably the company's minority interest in the Shajiao C power plant. The impairment loss is a non-cash item that has no effect on future cash flows from Asia, which are primarily based on long-term contracts at generating plants in the Philippines.

     -   NON-CASH DEFERRED INCOME TAX VALUATION ALLOWANCE OF $1.1 BILLION

         - Reduction in deferred tax assets due to the cumulative effect of other write-offs, primarily those described above.

         - Mirant expects to utilize these amounts beginning in 2005 to offset federal taxable income. The reversal of the deferred tax valuation allowance will benefit future-year earnings to the extent Mirant is profitable.

         2001, 2000 REAUDIT RESULTS

          "The reaudits of our 2001 and 2000 financials took a significant amount of time. The challenge was made more difficult because of numerous, complex transactions during the period, including acquisitions, divestitures and exiting foreign markets," said Harvey A. Wagner, Mirant's recently-appointed chief financial officer.

         - Restated net income for 2001 and 2000 decreased by $159 million to $409 million, and decreased by $29 million to $330 million respectively. This compares to previously reported net income of $568 million and $359 million in 2001 and 2000 respectively.

         - The restated net income for Mirant's subsidiary, Mirant Americas Generation LLC, increased $72 million to $419 million in 2001, and decreased $5 million to $153 million in 2000. This compares to previously reported net income of $347 million and $158 million for 2001 and 2000 respectively.

         - Mirant Mid-Atlantic LLC restated 2001 by decreasing net income $8 million from $176 million to $168 million.

         - Mirant reclassified $217 million of cash flow in 2001 from operating to financing cash flow. This relates to a previously disclosed natural gas prepay transaction. Overall cash flow was unchanged.

         - Mirant is preparing revised quarterly financial statements for 2002 and 2001 on a basis consistent with its 2002 Form 10-K. The company expects to provide the prior years' quarterly results, and file results for the first quarter 2003, as soon as possible.


         UPCOMING ANALYST CALL

         - Mirant will announce plans to host an analyst call within the next several days. The company will issue a news release shortly to provide details for this call.

Mirant Reports 2002 Results, Completes Reaudits                          Page 4

         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         - The 2003 Annual Meeting of Stockholders of Mirant Corp. will be held on Thursday, May 22 at 9:00 a.m. at the Atlanta Marriott Alpharetta, 5750 Windward Parkway, Alpharetta, GA. Ms. Fuller will discuss earnings results for 2002 and provide a general business outlook.

         - The meeting will be webcast from a link at www.mirant.com. Participants can also choose to dial 1-800-288-8968. Both methods are listen-only. The meeting will be available for replay until June 5 at www.mirant.com.

                                      # # #

Special Note Regarding Forward-Looking Statements

         The information presented in this release includes forward-looking statements in addition to historical information. These statements involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "targets," "potential" or "continue" or the negative of these terms or other comparable terminology.

         Forward-looking statements are only predictions. Actual events or results may differ materially from any forward-looking statement as a result of various factors, which include: (1) legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the electric utility industry; (2) the failure of our assets to perform as expected or the extent and timing of the entry of additional competition in the markets of our subsidiaries and affiliates; (3) our pursuit of potential business strategies, including the disposition of assets, termination of construction of certain projects or internal restructuring; (4) changes in state, federal and other regulations (including rate and other regulations); (5) changes in or application of environmental and other laws and regulations to which we and our subsidiaries and affiliates are subject; (6) political, legal and economic conditions and developments; (7) changes in market conditions, including developments in energy and commodity supply, demand, volume and pricing; (8) weather and other natural phenomena; (9) war or the occurrence of a catastrophic loss; (10) deterioration in the financial condition of our counterparties and the resulting failure to pay amounts owed to us or perform obligations or services due to us; (11) financial market conditions and the results of Mirant's financial restructuring efforts, including its inability to obtain long-term or working capital on terms that are not prohibitive and the effects that would result on our liquidity and business; (12) the direct or indirect effects on our business of a lowering of our credit rating or that of Mirant Americas Generation or Mirant Americas Energy Marketing (or actions taken by us or our affiliates in response to changing credit ratings criteria), including, increased collateral requirements to execute our business plan, demands for increased collateral by our current counterparties, curtailment of certain business operations in order to reduce the amount of required collateral, refusal by our current or potential counterparties or customers to enter into

Mirant Reports 2002 Results, Completes Reaudits                           Page 5


transactions with us and our inability to obtain credit or capital in amounts needed or on terms favorable to us; (13) the disposition of the pending litigation described in our Form 10-K; (14) the direct or indirect effects of the "going concern" explanatory paragraph contained in our, or our subsidiaries' independent auditors' reports; and (15) other factors, including the risks discussed in our Form 10-K.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, and levels of activity, performance or achievements. We expressly disclaim a duty to update any of the forward-looking statements.

               MIRANT CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF INCOME



                                                                           For the Year Ended
                                                                          2002            2001
                                                                       ----------      ----------
                                                                                       (Restated)

OPERATING REVENUES:
   GENERATION                                                          $    5,578      $    7,484
   NET TRADING                                                                339             563
   INTEGRATED UTILITIES AND DISTRIBUTION                                      485             475
   OTHER                                                                       34               2
                                                                       ----------      ----------
                                                                            6,436           8,524
                                                                       ----------      ----------
OTHER OPERATING EXPENSES:
Cost of fuel, electricity and other products                                4,214           5,560
Selling, general and administrative                                           581             877
Maintenance                                                                   152             183
Depreciation and amortization                                                 288             372
Impairment loss and restructuring charge                                      973              82
Goodwill impairment                                                           697              --
Gain on sales of assets, net                                                  (41)             (2)
Other                                                                         480             426
                                                                       ----------      ----------
   Total other operating expenses                                           7,344           7,498
                                                                       ----------      ----------
OPERATING INCOME/(LOSS)                                                      (908)          1,026
OTHER INCOME (EXPENSE):
Interest income                                                                38             118
Interest expense                                                             (495)           (614)
Gain on sales of investments, net                                             329              --
Equity in income of affiliates                                                168             217
Impairment loss on minority owned affiliates                                 (467)             (3)
Receivables recovery                                                           29              10
Other, net                                                                    (19)             30
                                                                       ----------      ----------
   Total other income (expense)                                              (417)           (242)
                                                                       ----------      ----------
INCOME/(LOSS) FROM CONTINUING OPERATIONS BEFORE
  INCOME TAXES AND MINORITY INTEREST                                       (1,325)            784
PROVISION FOR INCOME TAXES                                                    949             256
MINORITY INTEREST                                                              78              63
                                                                       ----------      ----------
INCOME/(LOSS) FROM CONTINUING OPERATIONS                                   (2,352)            465
LOSS FROM DISCONTINUED OPERATIONS AFTER
  INCOME TAXES AND MINORITY INTEREST                                          (86)            (56)
                                                                       ----------      ----------
NET INCOME/(LOSS)                                                      $   (2,438)     $      409
                                                                       ==========      ==========

BASIC EARNINGS PER SHARE:
Average number of shares of common stock outstanding (in millions)          402.2           341.8
Earnings/(loss) per share                                              $    (6.06)     $     1.20

DILUTED EARNINGS PER SHARE:
Average number of shares of common stock outstanding (in millions)          439.4           356.9
Additions to Income for Diluted Earnings Per Share (in millions)       $       21      $       14
Earnings/(loss) per share                                              $    (6.06)     $     1.19